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       COOPERS                              Coopers & Lybrand L.L.P.
       & LYBRAND                            a professional services firm


                          CONSENT OF INDEPENDENT ACCOUNTANTS



     To the Board of Trustees of
     Global Investment Portfolio:


     Global Financial Services Portfolio
     Global Infrastructure Portfolio
     Global Natural Resources Portfolio
     Global Consumer Products and Services Portfolio



     We consent to the inclusion in the Registration Statement of Global Investment Portfolio of our reports dated December 15, 1995 on the financial statements of Global Financial Services Portfolio, Global Infrastructure Portfolio, Global Natural Resources Portfolio, and Global Consumer Products and Services Portfolio as of and for the year ended October 31, 1995. We also consent to the reference to our firm under the caption "Independent Accountants" in such Registration Statement.



                                       /s/ Coopers & Lybrand L.L.P.
                                       -----------------------------
                                       COOPERS & LYBRAND L.L.P


     Boston, Massachusetts
     February 27, 1996




















      Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland
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